EXHIBIT 13.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March __, 2017, relating to the consolidated financial statements of Avino Silver & Gold Mines Ltd. included in the Annual Report on Form 20-F of Avino Silver & Gold Mines Ltd. for the year ended December 31, 2016 to the Company's Registration Statements on Form S-8 (SEC File No.: 333-195120), Forms F-3 (SEC File Nos.: 333-193471 and 333-195144) and Form F-10 (SEC File No.: 333-214396).

March __, 2017	By:	/s/ Manning Elliott LLP
Vancouver, Canada